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                                                      SOUTHWEST AIRLINES CO.

                                                      Deborah Ackerman
                                                      Associate General Counsel

                                                      P.O. Box 36611
                                                      Dallas, Texas 75235-1611
                                                      (214) 792-4665
                                                      Facsimile: (214) 792-6200
                                                      E-Mail: dackerma@wnco.com


                                                 Exhibit 5







November 19, 1998



Southwest Airlines Co.
P.O. Box 36611
Dallas, TX 75235

Dear Sirs:

         I have represented Southwest Airlines Co., a Texas corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of deferred compensation obligations (the "Obligations") to be issued by the Company from time to time pursuant to the Southwest Airlines Co. Deferred Compensation Plan for Pilots (the "Plan").

         In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion, including the Registration Statement of the Company for the registration of the Obligations to be issued pursuant to the Plan on Form S-8 under the Securities Act of 1933 (the "Registration Statement").

         I am admitted to the Bar in the State of Texas, and do not express any opinion as to the laws of any other jurisdiction except for the general corporate laws of the State of Texas and federal laws.

         Based upon and subject to the foregoing, I am of the opinion that (i) the Plan has been duly and validly approved by the Company, and (ii) the Deferred Compensation Obligations have been duly and validly authorized by the Company.

         I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation thereunder.

Sincerely,

/s/ Deborah Ackerman


Deborah Ackerman